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                                                                   EXHIBIT 16.1


                               September 12, 1997





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Cable Link, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Regulation S-B, Item 304, as part of the Company's Form 10-SB. We agree with the statements concerning our Firm in Item 3 of such Form 10-SB.

                                                     Very truly yours,

                                                     Coopers & Lybrand L.L.P.





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